WY Secretary of State
FILED: 08/03/2020 02:17 PM
Original ID: 2019-000869771
Amendment ID: 2020-002907169

ARTICLES OF MERGER BY WHICH Drayton Richdale Corporation (A NEVADA CORPORATION) NO, NS SHALL MERGE WITH AND BECOME Drayton Richdale Corporation (A WYOMING CORPORATION), Q.S July 20, 2020.

2019-869771

First, the Plan of Merger for Change of Situs:

(1) That certain PLAN OF MERGER FOR CHANGE OF SITUS, dated July 20, 2020 is attached hereto and incorporated herein by this reference as though fully set forth herein.

Second, information re Shareholder Action:

(2) Shareholder Action is not required, for the reason that the former shareholders and the resulting shareholders are the same without dilution or change, and that the exchange of shares is in effect merely an exchange of situs. (Nevada: NRS 78.454).

Third, Corporate Authority:

(3) The PLAN OF MERGER FOR CHANGE OF SITUS and the performance of the terms of the PLAN OF MERGER FOR CHANGE OF SITUS, by the each and all of the parties and entities mentioned in the PLAN OF MERGER FOR CHANGE OF SITUS were duly authorized by all action required by the laws under which each was incorporated or organized and by its constituent documents, to which representation each of the undersigned duly certifies and attests.

Fourth, Effective Date:

(4) The exchange shall become effective at the earliest date provided or allowed by law, and not later than certification by each applicable State Official that this document has been accepted for filing and filed.

Fifth Signing:

(5) These Articles of Merger are signed by the duly authorized Officers of each applicable entity as follows:

Drayton Richdale Corporation
(A Wyoming Corporation)

By: [signature]

Antonio Arnel Maquera
Chairman & CEO

[signature]

Allen Robinson
Director & President

Drayton Richdale Corporation
(A Nevada Corporation)

By: [signature]

Antonio Arnel Maquera,
Chairman & CEO

[signature]

Allen Robinson
Director & President

RECEIVED
JUL 24 2020
WYOMING

PLAN OF MERGER FOR CHANGE OF SITUS BY WHICH Drayton Richdale Corporation (A NEVADA CORPORATION) WILL MERGE WITH AND INTO Drayton Richdale Corporation (A WYOMING CORPORATION) FOR THE PURPOSE OF CHANGING THE PLACE OF INCORPORATION

This Plan of Reorganization is made effective and dated this day of July 20, 2020, by and between the above referenced corporations, sometimes referred to herein as "the Public Company" and "the Private Company", respectively.

I. RECITALS

A. The Parties to this Agreement

1. Drayton Richdale Corporation ("the Public Company") is a Nevada Corporation.

2. Drayton Richdale Corporation ("the Private Company") is Wyoming Corporation, having been created on behalf of Drayton Richdale Corporation ("the Public Company". for the purpose of changing the place of incorporation from Nevada to Wyoming

B. The Capital of the Parties:

1. The Capital of the Public Company consists of 200,000,000 shares of common voting stock of $0.0001 par value authorized, of which 89,229,000 shares are issued and outstanding.

2. The Capital of the Private Company consists of 200,000,000 shares of common voting stock of $0.0000 par value authorized, of which no shares have been or are issued or outstanding.

C. The Decision to Reorganize to Change Situs: The Parties have resolved, accordingly, to merge and relocated the place of incorporation, by means of the following reorganization, by which the Public Company will merge with and into the Private Company move to Wyoming.

II. PLAN OF REORGANIZATION

A. Change of Situs: The Public Company (Nevada) and the Private Company (Wyoming) are hereby reorganized for the sole and singular purpose of changing the place of incorporation of Drayton Richdale Corporation (Nevada); such that immediately following the Reorganization the Nevada Public Company will move to Wyoming.

1. The Public Company: Drayton Richdale Corporation of Nevada will merge with and into and thereafter be Drayton Richdale Corporation of Wyoming. The Public Company will retain its corporate personality and status, and will continue its corporate existence uninterrupted, in and through, and only in and through the Wyoming Corporation.

2. Conversion of Outstanding Shares: Forthwith upon the effective date hereof, each and every one share of stock of the Public Nevada Company shall be converted to one share of the Wyoming Company. Any such holders of shares may surrender them to the transfer agent for common stock of the Public Nevada Company, which transfer agent shall remain and continue as transfer agent for the Wyoming Company, until and unless changed later.

3. Effective Date: This Plan of Reorganization shall become effective immediately upon approval and adoption by Corporate parties hereto, in the manner provided by the law of its place of incorporation and its constituent corporate documents, the time of such effectiveness being called the effective date hereof.

4. Surviving Corporations: The Wyoming Company shall survive the Reorganization after Reorganization, with the operational history of the Nevada Company before the Reorganization, and with the management, duties and relationships to its shareholders unchanged by the Reorganization and with all of its property and with its shareholder list unchanged.

5. Further Assurance, Good Faith and Fair Dealing: the Directors of each Company shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant hereby to deal fairly and good faith with each other and each other's shareholders.

THIS REORGANIZATION AGREEMENT is executed on behalf of each Company by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.

Drayton Richdale Corporation
(A Wyoming Corporation)

By: ______________________

Antonio Arnel Maquera
Chairman & CEO

____

Allen Robinson
Director & President

Drayton Richdale Corporation
(A Nevada Corporation)

By: ______________________

Antonio Arnel Maquera,
Chairman & CEO

____

Allen Robinson
Director & President

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF MERGER

Drayton Richdale Corporation (Nevada) (Unqualified Non-survivor)

Merged into **Drayton Richdale Corporation (Wyoming) (Qualified Survivor)**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **3rd** day of **August**, **2020**.


GREAT SEAL OF THE STATE OF WYOMING
EQUAL RIGHTS

Filed Date: 08/03/2020

Edward A. Buchanan

Secretary of State

By: Bailey Johnson